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                                                                 Exhibit 10(j)
                                                                 -------------


                                 April 24, 1998


United States Trust Company of New York
114 West 47th Street
New York, New York 10036
Attention:  Norman P. Goldberg

Gentlemen:

                  Reference is made to the Registration Rights Agreement dated as of March 12, 1995 by and between Electronic Data Systems Corporation ("EDS") (as successor to certain rights and obligations of General Motors Corporation pursuant to the Succession Agreement dated June 7, 1996 (the "Succession Agreement")) and United States Trust Company of New York, as trustee (the "Trustee") of a trust established under the General Motors Hourly-Rate Employees Pension Plan (the "Pension Plan"), for the account of and on behalf of the Pension Plan (as amended by the Succession Agreement, the "Registration Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Registration Agreement.

                  Pursuant to Section 3(b) of the Registration Agreement, at any time after March 12, 1999 the Pension Plan may deliver a written request that EDS file with the Commission a Shelf Registration Statement registering up to the lesser of (i) 40 million shares of Registrable Securities or (ii) the amount of Registrable Securities that, if transferred, would result in the Pension Plan's owning 50 million shares of Registrable Securities. The Pension Plan has requested that EDS file with the Commission a Shelf Registration Statement covering 40 million shares of Registrable Securities prior to March 12, 1999. EDS hereby agrees to file with the Commission prior to March 12, 1999 a Shelf Registration Statement covering 40 million shares of Registrable Securities, subject to terms of this letter agreement.

                  The Pension Plan hereby acknowledges that the Shelf Registration Statement to be filed by EDS pursuant to this letter agreement shall be effected in accordance with, and will be subject to the terms of, the Registration Agreement. Specifically, the Pension Plan acknowledges: (A) its obligation pursuant to clause (iii) of Section 3(d) of the Registration Agreement to furnish EDS with not less than 10 days notice of a proposed
Transfer pursuant to the Shelf Registration Statement; (B) EDS' right to postpone the making of a Demand Transfer pursuant to Section 3(f) of the Registration Agreement; (C) that EDS is not required to file an additional Shelf Registration Statement prior to March 12, 1999, by virtue of the second paragraph of Section 3(b) or otherwise; (D) that each sale by the Pension Plan under the Shelf Registration Statement shall constitute either a "Public Transfer" or "Negotiated Transfer" for

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purposes of Section 3(a) of the Registration Agreement;  and (E) its obligations under the penultimate sentence of Section 3(g) and Section 3(h) regarding the sale of the Registrable Securities.

                  This letter agreement may be executed in counterparts, and shall be deemed to have been duly executed and delivered by all parties when each party has executed a counterpart hereof and delivered an original or facsimile copy thereof to the other party. Each such counterpart hereof shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.


                                           ELECTRONIC DATA SYSTEMS
                                           CORPORATION


                                           By:    /S/ D. GILBERT FRIEDLANDER
                                           Name:  D. Gilbert Friedlander
                                           Title: Senior Vice President


AGREED TO AND ACCEPTED

GENERAL MOTORS HOURLY-RATE
EMPLOYEES PENSION PLAN

By:     UNITED STATES TRUST COMPANY
        OF NEW YORK, as Trustee of the General
        Motors Hourly Employees Pension Trust


By:     /S/ NORMAN P. GOLDBERG
        -----------------------
        Norman P. Goldberg
        Authorized Agent